Exhibit 99.1

GREENLANE REPORTS Q1 2023 REVENUE INCREASE OF 9% AND A 32% DECREASE IN OPERATING EXPENSES OVER Q4 2022

BOCA RATON, FL / May 15, 2023 / Greenlane Holdings, Inc. ("Greenlane" or the "Company") (NASDAQ:GNLN), one of the largest global sellers of premium cannabis accessories, child-resistant packaging, and specialty vaporization products, today reported financial results for the first quarter ended March 31st, 2023.

Recent Highlights

•Revenue for Q1 2023 increased 9.0% to $24.0 million, compared to $22.0 million in Q4 2022.
•Operating expenses in Q1 2023 were down $7.1 million or 32% compared with Q4 2022, inclusive of a Q4 2022 intangible assets impairment charge of $4.6 million.
•Net loss attributed to Greenlane Holdings, Inc. for Q1 2023 was $10.2 million, compared to $13.3 million in Q4 2022, inclusive of the $4.6 million intangible assets impairment charge. Basic and diluted net loss of $0.64 per share compared to a loss of $1.02 per share for the prior quarter.
•Adjusted EBITDA loss for Q1 2023 was $6.8 million compared to a loss of $7.6 million for Q4 2022.
•The Company has launched 16 new products: 12 products from Groove, 3 from Eyce, and the MIQRO-C from DaVinci.

Results from Operations

			%
($ in thousands)	Q1'23	Q4'22	Change
Net Sales	23,959	21,986	9.0%
Greenlane Brands Sales	3,207	3,180	0.8%
% of Net Sales	13.4%	14.5%
Cost of Sales	18,440	16,108	14.5%
Gross Profit	5,519	5,878	(6.1)%
Gross Margin	23.0%	26.7%
Salaries, Benefits & Payroll Taxes	5,370	5,413	(0.8)%
General and Administrative	7,677	9,954	(22.9)%
Depreciation and Amortization	1,992	2,190	(9.0)%
Goodwill and Intangible Asset Impairment	—	4,600	(100.0)%
Interest Expense	815	851	(4.2)%
Other Income (Expense)	88	3,656	(97.6)%
Net Loss	(10,248)	(13,475)	(23.9)%
Less: Net loss attributable to non-controlling interest	(54)	(218)	(75.2)%
Net loss attributable to Greenlane Holdings, Inc.	(10,194)	(13,257)	(23.1)%
Adjusted EBITDA	(6,818)	(7,564)	(9.9)%
Cash (includes restricted cash)	5,872	12,176

Net sales for the three months ended March 31, 2023, were $24.0 million, an increase of $2.0 million or 9.0% over the prior quarter.

Gross margin was 23.0% during the quarter versus 26.7% during the fourth quarter of 2022.

Operating expenses in Q1 2023 were down $7.1 million or 32% compared with Q4 2022, inclusive of a Q4 2022 intangible assets impairment charge of $4.6 million.

Net loss attributable to Greenlane Holdings, Inc. was $10.2 million during the quarter, or $0.64 per share, compared with a loss of $13.3 million, or $1.02 per share, in the fourth quarter of 2022, which included $4.6 million related to a goodwill impairment charge.

Adjusted EBITDA loss was $6.8 million during the quarter, compared with a loss of $7.6 million, in the fourth quarter of 2022.

Path to Profitability

At Greenlane, we are hyper focused on getting our business profitable and well-capitalized for long-term sustainability. We have been working hard to right-size our business, focus on core areas, and reduce our overall cost structure while improving our margins in an effort to be profitable in 2023.

In addition, we are emphasizing our higher-margin proprietary Greenlane brands, including Eyce, DaVinci, Groove, Marley Natural, Keith Haring, and Higher Standards. We believe this forms a central part of our growth strategy and will enhance our overall gross margin profile and accelerate our path to profitability.

We reduced our total operating expenses from $24.2 million in Q1 2022 to $15.0 million in Q1 2023, a reduction of over $9.1 million or 37.8%. We significantly reduced our labor-related expenses by 46.6%, and have reduced general and administrative expenses by 34.5% for the same comparable periods. We have also seen a year over year improvement of 47.7% in loss from operations.

Management Commentary

“We are executing on our aggressive transformative strategy by focusing on our path to profitability, enhancing and growing our leading position as a product innovator and disruptor in our segment, and our continued advancement and performance in developing our global omnichannel strategy,” commented Craig Snyder, Greenlane CEO.

“The tangible progress we’ve made in the first quarter, including increased revenue in both our consumer and industrial segments, as well as a reduction in operating expenses, puts us on a positive trajectory for the remainder of 2023. Our emphasis remains on our consumer business where our higher-margin proprietary Greenlane brands reside, as we believe this focus will continue to improve our overall gross margin profile and accelerate our path to profitability.

We have already seen a positive impact in our revenue due to our sixteen product launches in Q1 from Eyce, DaVinci and Groove. We look forward to additional Greenlane brand product launches in Q2 and fiscal year 2023 and expect to see continued revenue growth from our consumer segment.

In the first quarter, we also continued to advance our global omnichannel strategy to improve the customer experience, efficiency and expand our market reach. Our global strategic market distribution partners spanning across South America, Canada, Mexico, and Puerto Rico have allowed us to reach consumers globally and have enabled us to continue to scale our brands worldwide.”

Conference Call Information

Greenlane management will host a scheduled conference call and webcast later today, Monday, May 15 at 4:30 p.m. Eastern time to discuss the results for its first quarter ended March 31, 2023, followed by a question-and-answer session. The call will be webcast with an accompanying slide deck, which will be accessible by visiting the Financial Results page of Greenlane’s investor relations website.

All interested parties are invited to listen to the live conference call and presentation by dialing the number below or by clicking the webcast link available on the Financial Results page of the Company’s investor relations website.

DATE:	Monday, May 15, 2023
TIME:	4:30 p.m. Eastern Time
WEBCAST:	Click to access
DIAL-IN NUMBER:	888-506-0062 (Toll-Free) 973-528-0011 (International)
CONFERENCE ID:	503830
REPLAY:	877-481-4010 or 919-882-2331 Replay Passcode: 48304 Available until May 29, 2023

If you have any difficulty connecting with the conference call or webcast, please contact Greenlane’s investor relations at ir@greenlane.com.

To be added to the Company's distribution list, please email ir@greenlane.com with "Greenlane" in the subject line.

About Greenlane Holdings, Inc.

Founded in 2005, Greenlane is a premier global platform for the development and distribution of premium smoking accessories, vape devices, and lifestyle products to thousands of producers, processors, specialty retailers, smoke shops, convenience stores, and retail consumers. We operate as a powerful family of brands, third-party brand accelerator, and an omnichannel distribution platform.

We proudly offer our own diverse brand portfolio including DaVinci Vaporizers, Higher Standards, Groove, and Eyce, and our exclusively licensed Marley Natural and K. Haring branded products. We also offer a carefully curated set of third-party products such as Storz & Bickel (Canopy-owned), PAX, VIBES, and CCELL through our direct sales channels and our proprietary, owned and operated e-commerce platforms which include Vapor.com, Vaposhop.com, DaVinciVaporizer.com, PuffItUp.com, EyceMolds.com, HigherStandards.com, and MarleyNaturalShop.com.

For additional information, please visit: https://gnln.com/.

Investor Contact
ir@greenlane.com

Use of Non-GAAP Financial Measures

Adjusted EBITDA

Greenlane discloses Adjusted EBITDA, which is a non-GAAP performance measure because management believes this measure assists investors and analysts in assessing our overall operating performance and evaluating how well we are executing our business strategies. You should not consider Adjusted EBITDA as alternatives to net loss, as determined in accordance with U.S. GAAP, as indicators of our operating performance. Adjusted EBITDA has limitations as an analytical tool. Some of these limitations are:

•Adjusted EBITDA does not include interest expense, which has been a necessary element of our costs, and income tax payments we may be required to make;
•Adjusted EBITDA does not reflect equity-based compensation;
•Adjusted EBITDA does not reflect other one-time expenses and income, including consulting costs related to the implementation of our ERP system and the reversal of an allowance against indemnification receivables associated with the EU VAT liability;
•Adjusted EBITDA does not reflect goodwill and intangible asset impairment;
•Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because Adjusted Net Loss and Adjusted EBITDA do not account for these items, these measures have material limitations as indicators of operating performance. Accordingly, management does not view Adjusted Net Loss or Adjusted EBITDA in isolation or as substitutes for measures calculated in accordance with U.S. GAAP.

Adjusted SG&A

Adjusted SG&A is a supplemental non-GAAP financial measure, which the Company calculates as total selling, general and administrative expenses less depreciation and amortization expense, and goodwill and intangible asset impairment. The Company believes this measure is helpful to investors because it gives investors information about cash operating expenses.

Cautionary Statement Regarding Forward-Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements include, among others: comments relating to the current and future performance of the Company's business, including the achievement of profitability and the Company's proprietary house brands, distribution and strategic partnerships in emerging and international markets, and relationships with partner brands; the Company's product lineup and anticipated product launches in 2023; the ongoing implementation of initiatives intended to increase sales and the efficiency and scalability of the Company's business; and the Company's financial outlook and expectations. For a description of factors that may cause the Company's actual results or performance to differ from its forward-looking statements, please review the information under the heading "Risk Factors" included in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and the Company's other filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Additional information is also set forth in Greenlane's Quarterly Report on Form 10-Q for the three months ended March 31, 2023. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to Greenlane on the date hereof. Greenlane undertakes no duty to update this information unless required by law.

GREENLANE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except par value per share amounts)

	March 31, 2023	December 31, 2022
ASSETS	(Unaudited)
Current assets
Cash	$5,872	$6,458
Restricted cash	—	5,718
Accounts receivable, net of allowance of $4,767 and $4,826 at March 31, 2023 and December 31, 2022, respectively	7,856	6,468
Inventories, net	37,043	40,643
Vendor deposits	5,299	6,296
Assets held for sale	—	—
Other current assets (Note 8)	6,724	11,120
Total current assets	62,794	76,703

Property and equipment, net	10,709	11,062
Intangible assets, net	47,949	49,268
Operating lease right-of-use assets	2,936	3,442
Other assets	5,593	5,578
Total assets	$129,981	$146,053

LIABILITIES
Current liabilities
Accounts payable	$16,999	$14,953
Accrued expenses and other current liabilities (Note 8)	12,884	11,882
Customer deposits	3,224	3,983
Current portion of notes payable	2,699	3,185
Current portion of operating leases	1,179	1,528
Current portion of finance leases	128	128
Total current liabilities	37,113	35,659

Notes payable, less current portion and debt issuance costs, net	5,535	13,040
Operating leases, less current portion	1,730	1,887
Finance leases, less current portion	29	29
Other liabilities	80	79
Total long-term liabilities	7,374	15,035
Total liabilities	44,487	50,694

Commitments and contingencies (Note 7)

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 10,000 shares authorized, none issued and outstanding	$—	$—
Class A common stock, $0.01 par value per share, 600,000 shares authorized; 15,985 shares issued and outstanding as of March 31, 2023; 15,985 shares issued and outstanding as of December 31, 2022	152	152
Class B common stock, $0.0001 par value per share, 30,000 shares authorized; 0 shares issued and outstanding as of March 31, 2023; 0 shares issued and outstanding as of December 31, 2022	—	—
Additional paid-in capital	266,721	266,516
Accumulated deficit	(181,559)	(171,365)
Accumulated other comprehensive income (loss)	233	55
Total stockholders’ equity attributable to Greenlane Holdings, Inc.	85,547	95,358
Non-controlling interest	(53)	1
Total stockholders’ equity	85,494	95,359
Total liabilities and stockholders’ equity	129,981	146,053
Total liabilities and stockholders’ equity	$129,981	$146,053

GREENLANE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(in thousands, except per share amounts)

	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
Net sales	$23,959	$21,986	$46,534
Cost of sales	18,440	16,108	40,566
Gross profit	5,519	5,878	5,968

Operating expenses:
Salaries, benefits and payroll taxes	5,370	5,413	10,061
General and administrative	7,677	9,954	11,715
Goodwill and intangible asset impairment	—	4,600	—
Depreciation and amortization	1,992	2,190	2,403
Total operating expenses	15,039	22,157	24,179
Loss from operations	(9,520)	(16,279)	(18,211)

Other income (expense), net:
Interest expense	(815)	(851)	(406)
Other income (expense), net	88	3,656	(54)
Total other income (expense), net	(727)	2,805	(460)
Loss before income taxes	(10,247)	(13,474)	(18,671)
Provision for (benefit from) income taxes	1	—	78
Net loss	(10,248)	(13,474)	(18,749)
Less: Net loss attributable to non-controlling interest	(54)	(218)	(3,417)
Net loss attributable to Greenlane Holdings, Inc.	$(10,194)	$(13,256)	$(15,332)

Net loss attributable to Class A common stock per share - basic and diluted (Note 9)*	$(0.64)	$(1.02)	$(3.40)
Weighted-average shares of Class A common stock outstanding - basic and diluted (Note 9)*	15,986	7,531	4,509

Other comprehensive income (loss):
Foreign currency translation adjustments	178	—	88
Unrealized gain (loss) on derivative instrument	—	—	358
Comprehensive loss	(10,070)	(13,474)	(18,303)
Less: Comprehensive loss attributable to non-controlling interest	—	—	(3,331)
Comprehensive loss attributable to Greenlane Holdings, Inc.	$(10,070)	$(13,474)	$(14,972)

	Three Months Ended
(in millions)	March 31, 2023	December 31, 2022	March 31, 2022
Net loss	$(10,248)	$(13,475)	$(18,749)
EU VAT indemnification allowance adjustment [1]	—	—	1,798
Other (expense) income, net [2]	(88)	(3,656)	54
Provision for (benefit from) income taxes	—	—	78
Interest expense	815	851	406
Non-recurring system implementation and website-development expenses			1,056
Restructuring expenses [3]	124	897	896
Equity-based compensation expense	206	277	914
Depreciation and amortization	1,992	2,190	2,403
Eyce earn-out related to employee compensation	220	225	—
Non-recurring litigation and consulting fees	—	61	28
One-time early termination fee on operating lease in connection with moving to a centralized distribution center model	—	—	77
Obsolete inventory charges related to management's strategic initiative	—	—	5,783
Loss (Gain) on sale of assets	—	466	—
Goodwill and intangible assets impairment charge [4]	—	4,600	—
Adjustment related to sublease	161	—	—
Adjusted EBITDA	$(6,979)	$(7,564)	$(5,256)

(1)Adjustment to reserve allowance for indemnification receivable from ARI's sellers primarily due to decrease of outstanding payable resulting from lower-than-expected interest and penalties.
(2)Includes rental and interest income and other miscellaneous income.
(3)Includes severance payments for employees terminated as part of transformation plans and post-merger restructuring expenses
(4)Impairment expense recognized on Goodwill and Intangible Assets

	Three Months Ended
(in millions)	March 31, 2023	December 31, 2022	March 31, 2022
Salaries, benefits and payroll taxes	$5,370	$5,413	$10,061
General and administrative [1]	7,677	9,954	11,715
Adjusted SG&A	$13,047	$15,367	$21,776
Goodwill and intangible asset impairment charge [2]	—	4,600	—
Depreciation and amortization	1,992	2,190	2,403
Total operating expenses	$15,039	$22,157	$24,179

(1)General and administrative expenses include a net loss on the sale of assets of $0.5 million in Q4 2022.
(2)Impairment expense recognized on Goodwill and Intangible Assets